CURO Announces Closing of Katapult and FinServ Acquisition Corp. Business Combination and Details Merger Consideration

WICHITA, Kan.—June 9, 2021-CURO Group Holdings Corp. (NYSE: CURO) (“CURO” or the “Company”), a tech-enabled, multi-channel and multi-product consumer finance company serving a wide range of non-prime and prime consumers in the U.S. and Canada and an industry market leader by revenue, today announced several benefits from the announced completion of the business combination between Katapult Holding, Inc. (“Katapult”), an e-commerce focused financial technology company, and FinServ Acquisition Corp. (Nasdaq: FSRV) (“FinServ”), a publicly traded special purpose acquisition company.

Based on the terms of the business combination and CURO’s ownership in Katapult, CURO will receive cash of $146.9 million and maintain an ownership stake of 22.2% of the fully-diluted shares of the new public company (including earn out shares). The value of CURO’s cash and stock consideration totals $464.7 million based on the closing price of FSRV stock as of June 8, 2021. CURO Chief Executive Officer Don Gayhardt will remain on Katapult’s board of directors and CURO’s lead independent director Chris Masto will join Katapult’s board.

“We are proud of Katapult’s accomplishments and are extremely happy with the return on our $27.5 million cash investment in this business,” said Don Gayhardt. “We are also pleased to have the opportunity to retain a meaningful ownership stake in Katapult and maintain representation on the company’s board of directors. We believe our investment in Katapult will allow CURO and its stakeholders to continue to participate in the rapidly growing U.S. e-commerce point-of-sale finance space.”

Forward-Looking Statements

This press release contains forward-looking statements. These forward-looking statements include statements regarding projections, estimates and assumptions about the benefits we expect to receive from our investment in Katapult. In addition, words such as “guidance,” “estimate,” “anticipate,” “believe,” “forecast,” “step,” “plan,” “predict,” “focused,” “project,” “is likely,” “expect,” “intend,” “should,” “will,” “confident,” variations of such words and similar expressions are intended to identify forward-looking statements. The ability to achieve these forward-looking statements is based on certain assumptions, judgments and other factors, both within and outside of our control, that could cause actual results to differ materially from those in the forward-looking statements, including: failure to realize the anticipated benefits of our investment in Katapult; risks relating to the uncertainty of projected financial information with respect to Katapult; the effects of competition on Katapult’s future business; Katapult’s ability to attract and retain customers; the impact of COVID-19 pandemic on Katapult and the global economy; risks related to the concentration of Katapult’s business among a relatively small number of merchants; errors in our internal forecasts; actions of regulators and the negative impact of those actions on the point-of-sale finance market; as well as other factors discussed in our filings with the Securities and Exchange Commission. These projections, estimates and assumptions may prove to be inaccurate in the future. These forward-looking statements are not guarantees of future performance and involve known and unknown risks and uncertainties that are difficult to predict with regard to timing, extent, likelihood and degree of occurrence. There may be additional risks that we presently do not know or that we currently believe are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual future results. We undertake no obligation to update, amend or clarify any forward-looking statement for any reason.

About CURO

CURO Group Holdings Corp. (NYSE: CURO), serves the evolving needs of the financial consumer. In 1997, the Company was founded in Riverside, California by three Wichita, Kansas childhood friends to meet the growing consumer need for short-term loans. Their success led to opening stores across the United States, later expanding to offer online loans and financial services in the United States and Canada and now broadening into a full-spectrum consumer lender through the point-of-sale / buy-now-pay-later channel. CURO combines its market expertise with a fully integrated technology platforms, an omni-channel approach and advanced credit decisioning to provide an array of credit products across all mediums. CURO operates under a number of brands including Speedy Cash®, Rapid Cash®, Cash Money®, LendDirect®, Flexiti®, Avío Credit®, Opt+® and Revolve Finance®. With over 20 years of operating experience, CURO provides financial freedom to non-prime consumers.

Contacts

Investor Relations:
Roger Dean
Executive Vice President, Chief Financial Officer and Acting Chief Accounting Officer
Phone: 844-200-0342
Email: IR@curo.com

Or

Financial Profiles, Inc.
Curo@finprofiles.com

(CURO-NWS)